As filed with the Securities and Exchange Commission on August 16, 2023

Registration No. 333-269511

333-268965

333-266039

333-266038

333-232610

333-232609

333-219741

333-219740

333-206129

333-197062

333-191076

333-176067

333-152670

333-152669

333-147474

333-137688

333-137687

333-126664

333-116012

333-116011

333-71938

333-34008

333-3902

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration Statement No.	333-269511
Post-Effective Amendment No. 1 to Registration Statement No.	333-268965
Post-Effective Amendment No. 1 to Registration Statement No.	333-266039
Post-Effective Amendment No. 1 to Registration Statement No.	333-266038
Post-Effective Amendment No. 1 to Registration Statement No.	333-232610
Post-Effective Amendment No. 1 to Registration Statement No.	333-232609
Post-Effective Amendment No. 1 to Registration Statement No.	333-219741
Post-Effective Amendment No. 1 to Registration Statement No.	333-219740
Post-Effective Amendment No. 1 to Registration Statement No.	333-206129
Post-Effective Amendment No. 1 to Registration Statement No.	333-197062
Post-Effective Amendment No. 1 to Registration Statement No.	333-191076
Post-Effective Amendment No. 1 to Registration Statement No.	333-176067
Post-Effective Amendment No. 1 to Registration Statement No.	333-152670
Post-Effective Amendment No. 1 to Registration Statement No.	333-152669
Post-Effective Amendment No. 1 to Registration Statement No.	333-147474
Post-Effective Amendment No. 1 to Registration Statement No.	333-137688
Post-Effective Amendment No. 1 to Registration Statement No.	333-137687
Post-Effective Amendment No. 1 to Registration Statement No.	333-126664
Post-Effective Amendment No. 1 to Registration Statement No.	333-116012
Post-Effective Amendment No. 1 to Registration Statement No.	333-116011
Post-Effective Amendment No. 1 to Registration Statement No.	333-71938
Post-Effective Amendment No. 1 to Registration Statement No.	333-34008
Post-Effective Amendment No. 1 to Registration Statement No.	333-3902

UNDER THE SECURITIES ACT OF 1933

ACERAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3072298
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

505 Eagleview Blvd., Suite 212	19341
Exton, Pennsylvania	(Zip Code)
(Address of Principal Executive Office)

2022 STOCK INCENTIVE PLAN

2021 STOCK INCENTIVE PLAN

2017 EMPLOYEE STOCK PURCHASE PLAN

2013 STOCK INCENTIVE PLAN

2008 Stock Incentive Plan

2005 Stock Incentive Plan

1995 Employee Stock Purchase Plan

1995 Director Stock Option Plan

1997 STOCK INCENTIVE PLAN

(Full title of the plans)

John Taylor

505 Eagleview Blvd., Suite 212

Exton, Pennsylvania 19341

(Name and address of agent for service)

(484) 348-1600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 4, 2023, Aceragen, Inc. (the “Company”) announced its intention to voluntarily terminate the listing of its shares of common stock, par value $0.001 per share (the “Common Stock”) from the Nasdaq Capital Market (the “Delisting”). On August 14, 2023, the Company’s shareholders approved the transfer of all or substantially all of the Company’s assets through an assignment for the benefit of creditors (the “Assignment”) and, subsequently, the Company filed a Form 25 with the Securities and Exchange Commission (the “SEC”) in connection with the Delisting. In connection with the foregoing and the undertakings in the Registration Statements (as defined below), the Company is hereby filing this Post-Effective Amendment to each of the Company’s registration statements on Form S-8 (Registration Nos. 333-269511, 333-268965, 333-266039, 333-266038, 333-232610, 333-232609, 333-219741, 333-219740, 333-206129, 333-197062, 333-191076, 333-176067, 333-152670, 333-152669, 333-147474, 333-137688, 333-137687, 333-126664, 333-116012, 333-116011, 333-71938, 333-34008 and 333-3902) (collectively, the “Registration Statements”) to terminate the effectiveness of each such Registration Statement and to remove from registration all shares of the Company’s Common Stock that have not been issued and are not subject to issuance pursuant to outstanding equity awards under the Company’s equity incentive plans and employee stock purchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on or before August 16, 2023.

ACERAGEN, INC.

By:	/s/ John Taylor
John Taylor
Authorized Person

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.